                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                               BRT REALTY TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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

                                BRT REALTY TRUST
                              60 CUTTER MILL ROAD
                                   SUITE 303
                           GREAT NECK, NEW YORK 11021
                                 (516) 466-3100
                             ---------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 15, 2004
                             ---------------------
     The Annual Meeting of Shareholders of BRT Realty Trust will be held on Monday, March 15, 2004, at 9:00 a.m. (local time), at the offices of BRT Realty Trust, 60 Cutter Mill Road, Suite 303, Great Neck, N.Y. for the following purposes:

     1. To elect one Class II Trustee to serve until the 2007 Annual Meeting of Shareholders;

     2. To ratify the selection of Ernst & Young LLP as independent auditors for the 2004 fiscal year; and

     3.  To transact any other business as may properly come before the meeting.

     Shareholders of record at the close of business on January 20, 2004 will be entitled to notice of and to vote at the meeting. It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Certain shareholders can also vote their shares over the internet or by telephone. If internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

                                          Simeon Brinberg
                                          Secretary

Great Neck, New York
January 28, 2004

                                BRT REALTY TRUST
                              60 CUTTER MILL ROAD
                                   SUITE 303
                           GREAT NECK, NEW YORK 11021
                             ---------------------
                                PROXY STATEMENT

     We are providing this Proxy Statement to the shareholders of BRT Realty Trust in connection with the solicitation of proxies by our Board of Trustees for use at the Annual Meeting of Shareholders. In this Proxy Statement we refer to BRT Realty Trust as "BRT", "we", "our" or the "Trust". The Annual Meeting will be held at our offices, 60 Cutter Mill Road, Suite 303, Great Neck, New York, at 9:00 A.M., on Monday, March 15, 2004.

     The date of this Proxy Statement is January 28, 2004, the approximate date on which we are mailing this Proxy Statement and the accompanying form of proxy to shareholders. Our fiscal year begins on October 1st and ends on September 30th. References in this Proxy Statement to the year 2003 or fiscal 2003 refers to the twelve month period from October 1, 2002 to September 30, 2003.

     The executive offices of BRT are located at 60 Cutter Mill Road, Suite 303, Great Neck, New York, 11021. Our telephone number is (516) 466-3100.

                               VOTING PROCEDURES

     Shareholders of record at the close of business on January 20, 2004 are entitled to notice of and to vote at the Annual Meeting. You are entitled to one vote for each share of Beneficial Interest you own on January 20, 2004. On January 20, 2004 there were 7,598,940 shares outstanding. In order to carry on the business at the Annual Meeting, we must have a quorum present in person or by proxy. This means that at least a majority of the outstanding shares must be represented at the Annual Meeting, either in person or by proxy. The affirmative vote of a plurality of the outstanding shares of Beneficial Interest present and voting at the Annual Meeting, in person or by proxy, is required to elect the nominee as a Class II Trustee. The affirmative vote of a majority of the outstanding shares of Beneficial Interest is required to ratify the selection of Ernst & Young LLP as independent auditors. There is no cumulative voting in connection with the election of the Trustee.

     Because many shareholders cannot attend the meeting in person, it is necessary that a large number of shares be represented by proxy. Most shareholders have a choice of voting over the internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage paid envelope provided. Please refer to your proxy card or to the information provided by your bank, broker, or other holder of record to see which options are available to you. You should be aware that if you vote over the internet, you may incur costs, such as telephone and internet access charges for which you will be responsible. The internet and telephone voting facilities for shareholders of record will close at 12:01 a.m., E.S.T. on March 15, 2004. If you vote by telephone or via the internet, it is not necessary to return a proxy card. The internet and telephone voting procedures are designed to authenticate shareholders and to allow you to confirm that your instructions have been properly recorded.

     If you wish to name as a proxy someone other than the proxies named on the proxy card, you may do so by crossing out the names of the designated proxies and inserting the name of another person. In that case it will be necessary to sign the proxy card and deliver it to the person so named and for the person so named to be present at and to vote at the meeting. Proxy cards so marked should not be mailed to us or to American Stock Transfer and Trust Company.

     You can revoke your proxy at any time before it is exercised. To revoke your proxy you may file a written revocation with our Secretary, or you may deliver a properly executed proxy bearing a later date. If you vote by telephone or internet, you may also revoke your proxy with a timely and valid later telephone or internet vote, as the case may be. You may also revoke your proxy by attending the meeting and voting in person. If not so revoked, the shares represented by such proxy will be voted.

     Votes withheld from the nominee for Trustee, abstentions on the proposal relating to the selection of the independent auditors and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum has been reached. Votes withheld from the nominee for Trustee and abstentions on the proposal relating to the selection of the independent auditors have the same effect as votes against them. Broker non-votes have the same effect as a vote against the selection of the independent auditors, but will have no effect on the outcome of the election of the Trustee.

     If you hold your shares through a broker, your shares may be voted even if you do not vote or attend the Annual Meeting. Under the rules of the New York Stock Exchange, if you hold your shares through a broker, your broker is permitted to vote your shares on the election of the Trustee and on the proposal relating to the selection of the independent auditors even if the broker does not receive instructions from you.

     All shares of Beneficial Interest entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If no choice is indicated on the proxy card, the persons named as your proxies will vote the shares "FOR" the nominee for Class II Trustee and "FOR" the selection of Ernst & Young LLP as independent auditors for the 2004 fiscal year, and as the proxy holders may determine, in their discretion, with respect to other matters that properly come before the meeting. The Board of Trustees is not currently aware of any business to be acted upon at the Annual Meeting other than that which is described in this Proxy Statement. A representative of American Stock Transfer and Trust Company will tabulate the votes and act as inspector of elections.

                           COST OF PROXY SOLICITATION

     We will pay the cost of soliciting proxies. In addition to the solicitation of proxies by mail and through our regular employees, we will request banks, brokers, custodians, nominees and other record holders to forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of Beneficial Interest and to request authority for the exercise of proxies. We will reimburse such record holders for their reasonable out-of-pocket expenses in forwarding proxies and proxy materials to shareholders.

      SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, TRUSTEES AND OFFICERS

     The following table sets forth information concerning shares of Beneficial Interest owned by (i) all persons known to own beneficially 5% or more of our outstanding shares of Beneficial Interest, (ii) all Trustees and the nominee for Trustee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all Trustees and executive officers as a group.

                                                               AMOUNT OF
                                                               BENEFICIAL    PERCENT
NAME OF BENEFICIAL OWNER                                      OWNERSHIP(1)   OF CLASS
------------------------                                      ------------   --------
Gould Investors L.P.(2).....................................   2,108,048      27.59%
Patrick J. Callan(3)........................................      50,750          *
  280 Park Avenue,
  38th Floor West
  New York, NY 10017
Fredric H. Gould(2)(3)(4)(5)................................   2,689,379      35.20%
Jeffrey A. Gould(2)(3)(6)...................................     236,850       3.10%
Matthew J. Gould(2)(3)(7)...................................   2,354,195      30.81%
Mitchell Gould(2)...........................................      28,850          *
Louis C. Grassi(3)..........................................         750          *
  Grassi & Company CPA P.C.
  2001 Marcus Avenue
  Lake Success, NY 11042
David Heiden(2).............................................      43,250          *
David G. Herold(3)..........................................      32,750          *
  16 Southdown Court
  Huntington, NY 11743
Arthur Hurand(3)............................................      20,516          *
  4182 Pier North Blvd., Suite D
  Flint, MI 48504
Gary Hurand(3)(8)...........................................     228,581       2.99%
  4182 Pier North Blvd., Suite D
  Flint, MI 48504
Mark H. Lundy(2)............................................      44,065          *
Henry Moskowitz and the Argo Corporation(9).................     570,700       7.47%
  50 West 17th Street
  New York, NY 10011
George Zweier(2)............................................      13,200          *
All Trustees and Officers as a group (16 in number)(10).....   4,026,284      52.70%

---------------

  *  Less than 1%

 (1) Securities are listed as beneficially owned by a person who directly or indirectly holds or shares the power to vote or to dispose of the securities, whether or not the person has an economic interest in the securities. In addition, a person is deemed a beneficial owner if he has the right to acquire beneficial ownership of shares within 60 days, whether upon the exercise of a stock option or otherwise. The percentage of beneficial ownership is based on 7,598,940 shares of Beneficial Interest outstanding on January 20, 2004.

 (2) Address is 60 Cutter Mill Road, Great Neck, NY 11021.

 (3) A Trustee.

 (4) Includes 257,990 shares of Beneficial Interest owned by the pension and profit sharing trusts of BRT Realty Trust and REIT Management Corp. of which Fredric H. Gould and two non-Trustee officers are trustees, as to which shares Mr. Gould has shared voting and investment power.

 (5) Includes 34,762 shares of Beneficial Interest held by Mr. Gould as co-trustee for the children of his brother (as to which shares Mr. Gould disclaims beneficial interest), 25,000 shares of Beneficial Interest owned by a trust for the benefit of Mr. Gould's grandchildren of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest), and 18,988 shares of Beneficial Interest owned by a partnership in which Mr. Gould is a general partner. Also includes 30,048 shares owned by One Liberty Properties, Inc., of which Mr. Gould is an officer and director and 2,108,048 shares of Beneficial Interest owned by Gould Investors L.P. Mr. Gould is Chairman of the Board and sole shareholder of the Managing General Partner of Gould Investors L.P. Does not include 25,015 shares of Beneficial Interest owned by Mrs. Fredric H. Gould, as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

 (6) Includes 22,252 shares of Beneficial Interest owned by Mr. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest) and 25,000 shares of Beneficial Interest owned by a trust for the benefit of Mr. Gould's children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest). Does not include 40,000 shares of Beneficial Interest owned by Mrs. Jeffrey A. Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

 (7) Includes 15,666 shares of Beneficial Interest owned by Mr. Gould as custodian for his minor children (as to which shares Mr. Gould disclaims beneficial interest), 25,000 shares of Beneficial Interest owned by a trust for the benefit of Mr. Gould's children and others, of which Mr. Gould is a trustee (as to which shares Mr. Gould disclaims beneficial interest) and 2,108,048 shares of Beneficial Interest owned by Gould Investors L.P. Mr. Gould is President of the Managing General Partner of Gould Investors L.P. Does not include 39,500 shares of Beneficial Interest owned by Mrs. Matthew
     J. Gould as to which shares Mr. Gould disclaims beneficial interest and Mrs. Gould has sole voting and investment power.

 (8) Includes 50,477 shares of Beneficial Interest owned by a partnership in which Mr. Hurand is a partner, and 121,377 shares of Beneficial Interest owned by a corporation in which Mr. Hurand is an officer and shareholder.

 (9) Based on information provided by the shareholder. Includes 82,600 shares of Beneficial Interest owned by the Henry Moskowitz and Rose Moskowitz 1999 Family Foundation.

(10) This total is qualified by notes (4) through (8). Includes an aggregate of 22,875 shares of Beneficial Interest which underlie options.

                               BOARD OF TRUSTEES

ELECTION OF TRUSTEES

     The Board of Trustees is divided into three classes, each of which is elected for a staggered term of three years. The Declaration of Trust provides for the number of Trustees to be between five and fifteen, the exact number to be determined by the Board of Trustees. The Board has fixed the number of Trustees at six. The Board may, following the Annual Meeting, increase the size of the Board and fill any resulting vacancy or vacancies.

     At the Annual Meeting, one Class II Trustee will be elected. The nominee is currently serving as a Trustee. Five other individuals serve as Trustees but are not standing for election because their terms extend past the Annual Meeting. Proxies will not be voted for a greater number of nominees than are named in the Proxy Statement. We expect the nominee to be able to serve if elected. However, if the nominee is unable to serve as a Trustee, unless a shareholder withholds authority, the persons named in the proxy card may vote for any substitute nominee proposed by the Board of Trustees.

     The nominee, if elected, will serve until the Annual Meeting to be held in the year 2007. Each other Trustee will serve until the Annual Meeting to be held in the year set forth below.

     The following table sets forth the name and age of the nominee for election to the Board of Trustees and of each Trustee whose term of office will continue after the Annual Meeting, the principal occupation of each during the past five years and the period during which each has served as a Trustee.

                                               TERM                                                    TRUSTEE
NAME                                   AGE   EXPIRING   PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS    SINCE
----                                   ---   --------   --------------------------------------------   -------
CLASS II
Louis C. Grassi......................  48      2007     Managing Partner of Grassi & Co. CPA's since    2003
                                                        1984; Director of Flushing Financial Corp.
CLASS III
Fredric H. Gould(1)..................  68      2005     Chairman of the Board of BRT since 1983;        1983
                                                        Chief Executive Officer of BRT from March
                                                        1996 to December 31, 2001; Chairman of the
                                                        Board of Georgetown Partners, Inc., Managing
                                                        General Partner of Gould Investors L.P. and
                                                        sole member of Gould General LLC., a general
                                                        partner of Gould Investors L.P.; Chairman of
                                                        the Board of One Liberty Properties, Inc.;
                                                        President of REIT Management Corp.; Director
                                                        of East Group Properties, Inc.
Gary Hurand..........................  57      2005     President of Dawn Donut Systems, Inc. since     1990
                                                        1973; Director of Republic Bancorp.
CLASS I
Patrick J. Callan(1).................  67      2006     Real Estate Consultant; Principal of The        1984
                                                        RREEF Funds, pension fund real estate
                                                        investments, from 1984 to January 2001;
                                                        Director of M&T Bank Corporation; Member of
                                                        Manufacturers & Traders Trust Company
                                                        Directors Advisory Council -- New York City
                                                        Division.

                                               TERM                                                    TRUSTEE
NAME                                   AGE   EXPIRING   PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS    SINCE
----                                   ---   --------   --------------------------------------------   -------
Jeffrey A. Gould.....................  38      2006     President and Chief Executive Officer of BRT    1997
                                                        from January 1, 2002 to present; President
                                                        and Chief Operating Officer of BRT from
                                                        March 1996 to December 31, 2001; Director of
                                                        One Liberty Properties, Inc.
David G. Herold......................  62      2006     Private Investor; President and Chief           1997
                                                        Executive Officer of Metro Bancshares, Inc.,
                                                        the savings and loan holding company for
                                                        Bayside Federal Savings and Loan
                                                        Association, from 1988 to 1994.

---------------

(1) Member of the Executive Committee. Arthur Hurand, a Trustee who is also a member of the Executive Committee, is not standing for reelection.

     Fredric H. Gould is the father of Jeffrey A. Gould.

MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES

     BRT is governed by a Board of Trustees and various committees of the Board. During fiscal 2003 the Board of Trustees held four regularly scheduled meetings and enacted resolutions by unanimous consent on several occasions. Each Trustee attended at least 75% of the aggregate number of Board and applicable Committee meetings in 2003. The Board of Trustees has four standing committees; an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Trustees has adopted a Charter for each committee (other than the Executive Committee). Copies of these charters are posted on BRT's website at www.brtrealty.com. You may also obtain a copy of the charters by writing to us at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary.

     The Audit Committee, which is comprised of Messrs. David G. Herold, Patrick
J. Callan and Louis C. Grassi met four times during fiscal 2003. Herbert C. Lust, II served as a member of the Audit Committee until his retirement from the Board in June 2003. Mr. Grassi was appointed a member of the Audit Committee in June 2003. The Audit Committee is responsible for (1) the quality and integrity of BRT's financial statements and internal controls, (ii) BRT's compliance with legal and regulatory requirements, (iii) the independent auditor's qualification and independence, and (iv) the performance of BRT's internal audit function and independent auditors. The Board of Trustees has determined that each member of the Audit Committee satisfies the independence, financial literacy and expertise requirements of the New York Stock Exchange. The Board of Trustees has determined that Louis C. Grassi meets the Securities and Exchange Commission definition of an "Audit Committee Financial Expert". A copy of the Audit Committee Charter is annexed hereto as Appendix A.

     The Compensation Committee is composed of independent trustees and currently consists of Messrs. Callan and Herold. Herbert C. Lust, II served as a member of the Compensation Committee until his retirement from the Board in June 2003. The Compensation Committee met one time during fiscal 2003. The Compensation Committee assists management in making recommendations to the Board of Trustees with respect to officers' (including the Chief Executive Officer)and key employees' salaries, bonuses and stock incentive awards. The Compensation Committee administers BRT's stock option plan and equity incentive plan.

     The Nominating and Corporate Governance Committee is composed of independent trustees and currently consists of Messrs. Callan, Grassi and Herold. The Nominating and Corporate Governance Committee was formed in September 2003. The responsibilities of the Committee include proposing a slate of trustees for election to the Board of Trustees at the Annual Shareholders' Meeting, identification and recommendation of candidates to fill vacancies on the Board of Trustees between Annual Shareholder Meetings and monitoring and recommending changes to the Trust's Corporate Governance Guidelines.

     In November 2003 the Securities and Exchange Commission adopted disclosure rules regarding policies on shareholder nominations of board members. As of the date of this proxy statement the Committee has not formulated such a policy. Prior to the Trust's 2005 Annual Meeting of Shareholders the Committee will determine if such a policy should be adopted. If such a policy is adopted, it will provide, among other things, the procedures to be followed by shareholders, the minimum qualifications to be met by all potential nominees, and a description of the specific experience, skills and qualities which the Committee believes are necessary for trustees to possess.

     The Nominating and Corporate Governance Committee did not hold any meetings in 2003. It held its first meeting in December 2003 to select the slate of trustee nominees for election to the Board of Trustees at the Annual Meeting.

     On January 13, 2004, the Nominating and Corporate Governance Committee adopted a Code of Business Conduct and Ethics which applies to all trustees and employees, including the Trust's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Committee has also adopted Corporate Governance Guidelines to assist the Board of Trustees in the exercise of its responsibilities. The Code of Business Conduct and Ethics and the Corporate Governance Guidelines may be found on our website at www.brtrealty.com. You may also obtain a copy of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines by writing to us at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary.

     In accordance with New York Stock Exchange Corporate Governance listing standards, the Trust's non-management Trustees will meet at regularly scheduled executive sessions without management. Non-management trustees are all those trustees who are not officers of BRT. The Board does not intend to designate a "Lead Director" or a single trustee to preside at executive sessions. The person who presides over executive sessions of non-management trustees will be one of the independent trustees and the presiding trustee will rotate among the independent trustees.

     Shareholders who want to send a communication to the Board of Trustees or to an individual Trustee may do so by writing to the Board or a specific trustee c/o Secretary, BRT Realty Trust, 60 Cutter Mill Road, Great Neck, NY 11021. Inquiries will be reviewed by the Trust's Secretary and if the inquiry is relevant to and consistent with BRT's operations, policies and business philosophy will be forwarded to the intended recipient of such correspondence.

     BRT does not require its Board Members to attend the Annual Meeting of Shareholders. At the Annual Meeting of Shareholders held in March 2003, four of our trustees were in attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are as set forth in the preceding section. None of the members has ever been an officer or employee of BRT or any of its subsidiaries and no "compensation committee interlocks" existed during fiscal 2003.

COMPENSATION OF TRUSTEES

     Members of our Board of Trustees who are not employees of BRT are paid an annual retainer of $15,000. Each member of the Audit Committee is paid an annual retainer of $5,000, the Chairman of the Audit Committee is paid an additional annual retainer of $1,000, each member of the Compensation Committee is paid an annual retainer of $3,000 and each member of the Nominating and Corporate Governance Committee is paid an annual retainer of $2,000. In addition, in 2003 each non-employee Trustee of BRT was awarded 750 Beneficial Shares under the BRT Realty Trust 2003 Incentive Plan. The restricted shares granted to the Trustees have a five year vesting period during which period the registered owner is entitled to vote and to receive cash distributions on such shares. Non-employee Trustees who reside outside of the local area also receive reimbursement for travel expenses incurred in attending Board and Committee Meetings.

INDEPENDENCE OF TRUSTEES

     The rules of the New York Stock Exchange require that BRT have and maintain a Board that includes a majority of independent directors.

     The following standards for "director" independence are applicable to BRT in accordance with the New York Stock Exchange corporate governance listing standards:

     - No trustee of BRT qualifies as "independent" unless the Board affirmatively determines that the trustee has no material relationship with BRT or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BRT or any of its subsidiaries);

     - A trustee who is an employee, or whose immediate family member is an executive officer of BRT or any of its subsidiaries is not independent until three years after the end of such employment relationship;

     - A trustee who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from BRT or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior services (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation;

     - A trustee who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of BRT or any of its subsidiaries is not "independent" until three years after the end of the affiliation or the employment or auditing relationship;

     - A trustee who is employed, or whose immediate family member is employed, as an executive officer of another company for which any of BRT's or any of its subsidiaries' present executives serve on that company's compensation committee is not "independent" until three years after the end of such service or the employment relationship; and

     - A trustee who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, BRT or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, is not "independent" until three years after falling below such threshold.

     The Board has determined that Patrick J. Callan, Louis C. Grassi and David Herold meet the aforementioned independence standards but that Gary Hurand, a partner in an entity which owns a preferred limited partnership interest in Gould Investors L.P., does not satisfy the independence standards. As of the date of the Annual Meeting, BRT will have six Trustees, three of whom are "independent." Accordingly, BRT will not have a majority of independent Trustees. However, Gary Hurand's term of office will expire at the Annual Meeting to be held in March 2005. Under the New York Stock Exchange transition rule, since BRT has a staggered board, BRT has until the second Annual Meeting after January 15, 2004, but no later than December 31, 2005, to comply with the New York Stock Exchange's requirement that a majority of its board consists of independent directors. At or prior to its 2005 Annual Meeting, BRT's Board of Trustees will take such action as may be necessary to establish a Board of Trustees that includes a majority of independent trustees.

     If a quorum is present, the nominee for Class II Trustee shall be elected by the affirmative vote of the holders of a plurality of the shares of Beneficial Interest present or represented at the meeting.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ELECTION OF LOUIS C. GRASSI AS A TRUSTEE. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE ELECTION AS TRUSTEE OF LOUIS C. GRASSI, UNLESS YOU INDICATE THAT YOUR VOTE SHOULD BE WITHHELD.

                              INDEPENDENT AUDITORS

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee and the Board of Trustees is seeking ratification of the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2004. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     We are not required to have our shareholders ratify the selection of Ernst & Young LLP as our independent auditors. We are doing so, because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee and the Board of Trustees will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Board of Trustees and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such a change would be in the best interests of BRT and its shareholders.

     The affirmative vote of the holders of a majority of outstanding shares of Beneficial Interest present at the Annual Meeting, in person or by proxy, is required to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending September 30, 2004.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS. THE PERSONS NAMED IN THE PROXY CARD INTEND TO VOTE SUCH PROXY FOR THE PROPOSAL UNLESS YOU SPECIFY OTHERWISE.

AUDIT AND OTHER FEES

     The following table presents the fees for professional audit services billed by Ernst & Young LLP for the audit of our annual consolidated financial statements for the years ended September 30, 2002 and 2003, and fees billed for other services rendered to us by Ernst & Young LLP for each of such years:

                                                                    FISCAL
                                                              -------------------
                                                                2002       2003
                                                              --------   --------
Audit fees(1)...............................................  $143,000   $151,750
Tax fees(2).................................................    18,500     18,000
All other fees(3)...........................................                3,000
                                                              --------   --------
  Total fees................................................  $161,500   $172,750

---------------

(1) Audit fees include fees for review of consolidated financial statements included in our quarterly reports on Form 10-Q and fees for services normally provided by an independent auditor in connection with statutory and regulatory filings or engagements.

(2) Tax fees consists of fees for tax advice, tax compliance and tax planning.

(3) All other fees consists of fees paid for the review in 2003 of a Registration Statement on Form S-8 filed by BRT.

     The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Ernst & Young LLP.

PRE-APPROVAL POLICY FOR AUDIT AND NON-AUDIT SERVICES

     The Audit Committee must pre-approve all audit and non-audit services involving BRT's independent auditors.

     In addition to the audit work necessary for BRT to file required reports under the Securities Exchange Act of 1934 (i.e., quarterly reports on Form 10-Q and annual reports on Form 10-K) the independent auditors may perform non-audit services, other than those prohibited by the Sarbanes-Oxley Act of 2002, provided they are pre-approved by the Audit Committee.

     The independent auditors are prohibited from providing the following types of services:

     - bookkeeping or other services related to BRT's accounting records or financial statements;

     - financial information systems, design and implementation;

     - appraisal or valuation services, fairness opinions or contribution - in - kind reports;

     - actuarial services;

     - internal outsourcing services;

     - management functions or human resources;

     - broker or dealer, investment adviser or investment banking services; and

     - legal services and expert services related to the audit.

APPROVAL PROCESS

     At an Audit Committee meeting held in December of each year, the Committee reviews and approves the audit scope concerning the audit of BRT's consolidated financial statements for the fiscal year which commenced the preceding October 1st, including the audit fee associated with the audit. In addition at that meeting, the Committee approves the provision of tax related non-audit services and the maximum expenditure which may be incurred for such tax services for such year. Any fees for the audit in excess of those approved at the meeting and any fees for tax related services in excess of the maximum established by the Committee must receive the prior approval of the Audit Committee.

     Proposals for any other non-audit services to be performed by the independent auditors must be approved by the Audit Committee in advance at a regularly scheduled meeting, by unanimous consent or at a meeting held by telephone conference.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Trustees is comprised of three independent trustees and operates under a written charter adopted by the Board of Trustees, a copy of which, as amended, is included as Appendix A to this Proxy Statement. The Committee reviews the charter on an annual basis. The Board of Trustees has reviewed the New York Stock Exchange listing standards definition of independence for Audit Committee members and has determined that each member of the Committee is independent.

     The Committee is appointed by the Board of Trustees to oversee and monitor, among other things, the financial reporting process, the independence and performance of the independent auditors and the internal controls. It is the responsibility of executive management to prepare financial statements in accordance with generally accepted accounting principles and of the independent auditors to perform an independent audit of the financial statements and to express an opinion on the conformity of those financial statements with generally accepted accounting principles.

     In this context, the Committee met on four occasions and held discussions with management and the independent auditors. Management represented to the Committee that the year-end consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with BRT's management the process used for the certifications under the Sarbanes-Oxley Act of 2002 of the Trust's filings with the Securities and Exchange Commission. In fiscal 2003 the Committee met to review the unaudited quarterly financial statements prior to filing of each Form 10-Q with the Securities and Exchange Commission. In fiscal 2003, the Committee also reviewed each quarterly earnings press release prior to public release. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committee).

     In addition, the Committee discussed with the independent auditors the auditors' independence from BRT and its management, and has received the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee reviewed and approved the auditor's fees, both for performing audit and non-audit services and considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors' independence and concluded that it was compatible.

     The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the internal controls, and the overall quality of the financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended that the audited financial statements for the year ended September 30, 2003 be included in Annual Report on Form 10-K for the year ended September 30, 2003 for filing with the Securities and Exchange Commission.

     The Committee has approved the retention of Ernst & Young LLP as independent auditors for the fiscal year ended September 30, 2004 after reviewing the firm's performance, fee structure and independence from BRT and its management.

                                          David G. Herold
                                          Patrick J. Callan
                                          Louis C. Grassi

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table discloses the compensation paid and accrued for services rendered in all capacities to BRT during the last three fiscal years for the Chief Executive Officer of BRT and the four other most highly compensated executive officers whose annual compensation exceeded $100,000 for the 2003 fiscal year (collectively the "Named Executive Officers").

                                                                         LONG TERM COMPENSATION
                                                                       ---------------------------
                                               ANNUAL COMPENSATION      RESTRICTED     SECURITIES
NAME AND PRINCIPAL                   FISCAL   ----------------------   STOCK AWARDS    UNDERLYING        ALL OTHER
POSITION                              YEAR    SALARY ($)   BONUS ($)      ($)(1)       OPTIONS (#)   COMPENSATION $(2)
------------------                   ------   ----------   ---------   -------------   -----------   -----------------
Fredric H. Gould(3)(4).............  2003            --          --       $35,838             --               --
  Chairman of the                    2002            --          --            --             --               --
  Board                              2001            --          --            --         10,000               --
Jeffrey A. Gould(3)................  2003      $335,074          --       $35,838             --          $30,000
  President and                      2002      $293,750          --            --          6,000          $28,875
  Chief Operating                    2001      $275,000          --            --         10,000          $25,500
  Officer; Chief Executive Officer
David Heiden.......................  2003      $163,075     $ 8,000       $11,438             --          $25,661
  Vice President                     2002      $148,596     $10,000            --          5,000          $23,789
                                     2001      $128,829     $15,000            --         10,000          $21,574
Mitchell Gould.....................  2003      $158,818     $ 9,000       $11,438             --          $25,173
  Vice President                     2002      $142,653          --            --          5,000          $21,398
                                     2001      $121,134     $15,000            --         10,000          $20,420
George Zweier......................  2003      $104,833     $10,000       $10,675             --          $17,225
  Vice President                     2002      $101,991     $11,500            --          5,000          $17,282
                                     2001      $ 92,234     $11,500            --         10,000          $15,796
Mark H. Lundy(5)...................  2003      $123,650          --       $35,838             --               --
  Vice President                     2002      $118,906          --            --          6,000               --
                                     2001      $115,392          --            --         10,000               --

---------------

(1) Represents the grant of restricted stock awards which the executive has the right to receive, subject to vesting. The restricted stock awards vest after five years. The value set forth above is based on the closing price on May 2, 2003, the date of the award, which was $15.25. The restricted stock awards receive cash dividends at the rate paid on all BRT's shares. The number of restricted shares awarded were 2,350 shares for each of Fredric H. Gould, Jeffrey A. Gould and Mark H. Lundy and 750 shares, 750 shares and 700 shares for David Heiden, Mitchell Gould and George Zweier, respectively.

(2) Represents annual contributions under the BRT Realty Trust Pension Plan for Jeffrey A. Gould, David Heiden, Mitchell Gould and George Zweier. The only other type of Other Annual Compensation for each of the Named Executive Officers is in the form of perquisites and is less than the level required for reporting.

(3) Fredric H. Gould served as Chief Executive Officer through December 31, 2001. Effective January 1, 2002, Jeffrey A. Gould became Chief Executive Officer.

(4) The compensation reported does not include compensation of $537,000 received by Fredric H. Gould from REIT Management Corp., the advisor to BRT. Reference is made to the caption "Interest of Management in Certain Transactions" for a discussion of fees paid by BRT to REIT Management Corp. and fees paid by BRT to Majestic Property Management Corp. Fredric H. Gould is the sole shareholder of REIT Management Corp. and Majestic Property Management Corp.

(5) Mark H. Lundy does not receive compensation directly from BRT. He is compensated by Gould Investors L.P. and other related entities and his salary is allocated to BRT pursuant to a shared services agreement. The salary set forth is the amount allocated to BRT. See "Interest of Management in Certain Transactions."

BRT PENSION PLAN

     BRT has a non-contributory defined Pension Plan covering employees. The Pension Plan is administered by Fredric H. Gould, Simeon Brinberg and David W. Kalish (Messrs. Brinberg and Kalish are non-trustee officers of BRT). Annual contributions are based on 15% of an employee's annual earnings, not to exceed $30,000 per employee. Partial vesting commences one year after employment, increasing annually until full vesting is achieved at the completion of five years of employment. The method of payment of benefits to participants upon retirement is determined solely by the participant, who may elect a lump sum payment or the purchase of an annuity, the amount of which is determined primarily by the amount of contributions. The following table sets forth the amount contributed to the Pension Plan in fiscal 2003 for the benefit of each Named Executive Officer, (other than Fredric H. Gould and Mark H. Lundy who do not participate in the Pension Plan), the aggregate amount accrued to date and the credited years of service for each Named Executive Officer.

                                                                         AGGREGATE
                                                            AMOUNT        AMOUNT
                                                          CONTRIBUTED   ACCUMULATED   CREDITED YEARS
NAME                                                        IN 2003       TO DATE       OF SERVICE
----                                                      -----------   -----------   --------------
Jeffrey A. Gould........................................    $30,000      $694,286           16
David Heiden............................................    $25,661      $142,273            5
Mitchell Gould..........................................    $25,173      $131,776            5
George Zweier...........................................    $17,225      $ 94,668            5

OPTION GRANTS AND EXERCISES; UNEXERCISED OPTIONS

                             OPTION GRANTS IN 2003

     BRT did not grant any stock options during fiscal 2003.

           OPTION EXERCISES IN 2003 AND FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF
                                                           SHARES UNDERLYING           VALUE OF UNEXERCISED
                          SHARES                        UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                         ACQUIRED                         SEPTEMBER 30, 2003         SEPTEMBER 30, 2003 ($)(2)
                            ON      VALUE REALIZED    ---------------------------   ---------------------------
NAME                     EXERCISE       ($)(1)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     --------   ---------------   -----------   -------------   -----------   -------------
Fredric H. Gould.......    2,500         15,000              0          7,500              0          84,975
Jeffrey A. Gould.......    7,125         44,364              0         15,125              0         164,880
David Heiden...........    8,750         54,750              0         13,750              0         150,194
Mitchell Gould.........    8,750         61,625              0         13,750              0         150,194
Mark H. Lundy..........   11,875        130,270          1,500         15,125         12,945         164,880
George Zweier..........    1,250          9,766          3,750         12,500         39,133         133,766

---------------

(1) Represents the fair market value of the shares underlying the stock options on the date of exercise less the stock option exercise price.

(2) Represents the difference between the exercise price of options and $19.08, the closing price of shares of Beneficial Interest of BRT Realty Trust on September 30, 2003.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is currently composed of two independent non-employee Trustees; Patrick J. Callan and David G. Herold. Herbert C. Lust, II, an independent non-employee Trustee, served as a member of the Compensation Committee until his retirement from the Board of Trustees in June 2003 and participated in all compensation decisions for fiscal 2003, other than year end bonus determinations. The Committee is responsible for advising management and the Board of Trustees on matters pertaining to compensation arrangements for executive employees, as well as administration of the Trust's stock option plan and the BRT Realty Trust 2003 Incentive Plan.

COMPENSATION OVERVIEW

     The annual compensation of executive officers is composed of three elements: (i) an annual component made up of base salary; (ii) an annual bonus; and (iii) long term incentive-based compensation for executive officers realized through the granting of stock options and the awarding of restricted shares under the 2003 Incentive Plan.

BASE SALARY AND BONUS

     Base salaries are targeted to be competitive with salaries paid to senior executives at other real estate investment trusts of similar size and take into account an individual's achievements and performance, the operating performance of BRT Realty Trust in the most recently concluded fiscal year and the number of years an individual has been associated with BRT Realty Trust in an executive capacity. The determination by the Committee of base compensation is subjective and is not based on any structured formula. In determining compensation for the 2003 fiscal year the Committee took into account the expertise which the executive officers demonstrated in managing the business. Among other things, the Committee gave consideration to the operating results, the activities in loan origination, underwriting and managing the loan portfolio, the management of the real estate portfolio, and activities of BRT Realty Trust in joint venture investments.

     BRT Realty Trust does not have a bonus plan in existence and it does not establish a bonus pool. Any bonuses granted are granted on a case by case basis, with the amount thereof being subjective. The Committee takes into consideration, among other things, the base compensation of each officer, the performance of each officer during the most recently concluded fiscal year, the results of operations for such year, and the recommendations of management.

LONG TERM COMPENSATION -- STOCK OPTIONS AND RESTRICTED STOCK AWARDS

     Stock options, which are purely discretionary and are not based on any formula, may be granted periodically to provide incentive for the creation of shareholder value over the long term, since the full benefit of the compensation provided for under stock options cannot be realized unless there is an appreciation in the price of the shares over a specified number of years. Under the existing stock option plan options are granted at an exercise price equal to the fair market value of the shares on the date of grant and are exercisable over a number of years with phased in vesting.

     In 2003 the Board of Directors authorized, and BRT's shareholders approved, the adoption of the BRT Realty Trust 2003 Incentive Plan which authorizes the grant of incentive and non-statutory options and the awarding of restricted shares. The granting of options and the awarding of restricted shares under the 2003 Incentive Plan is at the discretion of the Compensation Committee and is not based on any formula. No options have been granted under the 2003 Incentive Plan. In 2003 the Compensation Committee approved the awarding of 28,800 restricted shares to a total of 23 persons including employees, officers, trustees and consultants of BRT. The awards granted in 2003 provide for a five year vesting period and, therefore, the shares awarded are not to be transferred by the recipient until the five year vesting period has been satisfied. Accordingly, unless vesting is accelerated by the Compensation Committee, an award of restricted shares under the 2003 Plan cannot be realized unless the awardee remains with the Trust for a period of five years during which five year period the awardee realizes the benefits of any cash distributions paid on the shares awarded to him. The Compensation Committee believes that awarding restricted shares under the 2003 Plan provides the recipients with an incentive to devote their best efforts in pursuing the success of BRT by providing awardees with an opportunity to share in the growth and prosperity of BRT through the ownership of shares of BRT.

CEO COMPENSATION

     Jeffrey A. Gould became Chief Executive Officer of BRT effective January 1, 2002. In setting Mr. Gould's compensation, the Compensation Committee seeks to provide compensation which is competitive with other real estate investment trusts of similar size as BRT. In addition, the Committee evaluates Mr. Gould's personal performance as well as the financial performance of the Trust in the prior fiscal year and the overall return of BRT's shareholders in the prior fiscal year; i.e., dividend yield and incremental stock value, if any. The final determination of Mr. Gould's compensation is subjective in nature.

                                          Patrick J. Callan
                                          David G. Herold

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     Fredric H. Gould, Chairman of our Board of Trustees, is Chairman of the Board of Directors of One Liberty Properties, Inc., a real estate investment trust listed on the New York Stock Exchange engaged in the ownership of a diversified portfolio of income producing real properties net leased to tenants substantially under long-term leases. He is also Chairman of the Board of Directors and sole stockholder of the Managing General Partner of Gould Investors L.P. and sole member of a limited liability company which is also a General Partner of Gould Investors L.P. Jeffrey A. Gould, a Trustee and our President and Chief Executive Officer is a Senior Vice President and Director of One Liberty Properties, Inc. and a Vice President of the Managing General Partner of Gould Investors L.P. Matthew J. Gould, one of our Senior Vice Presidents, is a Senior Vice President and Director of One Liberty Properties, Inc., and President of the Managing General Partner of Gould Investors L.P. Gould Investors L.P. owns approximately 28% of our outstanding shares of Beneficial Interest. In addition, David W. Kalish, Simeon Brinberg, Mark H. Lundy and Israel Rosenzweig, each of whom is an executive officer of BRT Realty Trust, are also executive officers of One Liberty Properties, Inc. and of the Managing General Partner of Gould Investors L.P. Arthur Hurand, one of our Trustees (Mr. Hurand is not standing for re-election), is a director of One Liberty Properties, Inc.

     We and certain related entities, including Gould Investors L.P. and One Liberty Properties, Inc., occupy common office space and use certain services and personnel in common. In 2003 we paid Gould Investors L.P. $656,000 for general and administrative expenses, including rent, telecommunication services, computer services, bookkeeping, secretarial and other clerical services and legal and accounting services. This amount includes $60,131 contributed to the annual rent of $362,000 paid by Gould Investors L.P., One Liberty Properties, Inc. and related entities to a subsidiary of Gould Investors L.P. which owns the building in which the offices of these entities are located and an aggregate of $476,000 allocated to us for services (primarily legal and accounting) performed by some of the above executive officers who are not engaged by us on a full-time basis, including the amounts allocated by Mark H. Lundy as set forth in the "Summary Compensation Table" and $82,261, $90,003 and $94,818 of salary allocated by David W. Kalish, Simeon Brinberg and Israel Rosenzweig, respectively. The allocation of general and administrative expenses is computed in accordance with a Shared Services Agreement and is based on the estimated time devoted by executive, administrative and clerical personnel to the affairs of each participating entity. The services of secretarial personnel generally are allocated on the same basis as that of the executive to whom each secretary is assigned. BRT also leases under a direct lease with a subsidiary of Gould Investors L.P. approximately 1,800 square feet at an annual rental of $51,000, which is a competitive rent for comparable office space in the area in which the building is located.

     We and REIT Management Corp. ("REIT") are parties to an Advisory Agreement pursuant to which REIT furnishes administrative services with respect to our assets and, subject to the supervision of the

Trustees, advises us with respect to our investments. For services performed by REIT under the Advisory Agreement, REIT receives an annual fee of 1/2 of 1% of invested assets (as defined in the Advisory Agreement) other than mortgages receivable, subordinated land leases and investments in unconsolidated ventures, with a 1% fee payable on mortgages receivable, subordinated land leases and investments in unconsolidated ventures. The fee to REIT includes non-accruing mortgage receivables to the extent they exceed allowances for loan losses. The fee is computed and payable quarterly, subject to adjustment at year end based on the audited financial statements. During 2003 REIT earned $875,000 under the Advisory Agreement. Borrowers of BRT may pay fees directly to REIT for services rendered. These fees totaled $601,000 in fiscal 2003.

     All of the outstanding shares of REIT are owned by Fredric H. Gould, the Chairman of our Board. Fredric H. Gould and Matthew J. Gould, one of our Senior Vice President, are salaried officers of REIT and received compensation from REIT of $537,300 and $630,617 respectively in 2003. Simeon Brinberg, David W. Kalish and Mark H. Lundy, officers of BRT Realty Trust, received consulting fees from REIT in 2003 of $45,833, $62,501 and $93,749, respectively.

     The Advisory Agreement provides that directors, officers, and employees of REIT may serve as Trustees, officers and employees of BRT, but such persons may not receive cash compensation from BRT Realty Trust for services rendered in the latter capacities.

     The Advisory Agreement, which was entered into in February 1983, has been renewed for a term ending December 31, 2007 and is renewable on an annual basis by the Board of Trustees, for a maximum five year period. Notwithstanding such renewal, the shareholders have the right to rescind the renewal of the Advisory Agreement authorized at the preceding Board of Trustees' Meeting, if at a special meeting of shareholders called by holders of at least twenty percent of the outstanding shares specifically for such purpose, a majority of the outstanding shares entitled to vote thereon determine that the Advisory Agreement shall not be renewed. In the event the Advisory Agreement is not renewed in any year by the Board of Trustees or such renewal is rescinded by a majority of the outstanding shares entitled to vote thereon at a special meeting called for such purpose, the Advisory Agreement will have a balance of four years remaining on the existing term.

     In 2003, we paid Majestic Property Management Corp., a company in which we have no ownership interest and which is 100% owned by the Chairman of our Board of Trustees, fees for management services and brokerage fees totaling $92,000. Majestic Property Management Corp. provides real property management, real estate brokerage and construction supervision services for affiliated and non-affiliated entities. Fredric H. Gould received compensation from Majestic Property Management Corp. of $323,286 in 2003 and Jeffrey A. Gould, Matthew J. Gould, David W. Kalish, Mark H. Lundy and Israel Rosenzweig received compensation from Majestic Property Management Corp. in 2003 of $226,194, $226,194, $75,144, $110,341 and $226,194, respectively. The management services provided to BRT include, among other things, rent billing and collection, leasing, compliance with regulatory statutes and rules (i.e., New York City rent control and rent stabilization rules), construction supervision and property sales.

     The fees paid by BRT Realty Trust to Majestic Property Management Corp. and REIT Management Corp. and the expenses reimbursed to Gould Investors L.P. under the Shared Services Agreement were approved by our Audit Committee and Board of Trustees. The fees to Majestic Property Management Corp. were based on fees which we believe are no greater than fees which would have been charged by unaffiliated persons for comparable services. The fees paid to REIT are pursuant to the Advisory Agreement discussed above and the expenses reimbursed to Gould Investors L.P. were reimbursed pursuant to a Shared Services Agreement approved by the Board of Trustees, including a majority of the independent Trustees.

                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
                                 SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and trustees, and persons who beneficially own more than 10% of our shares, to file Initial Reports of Ownership and Reports of

Changes in Ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, trustees and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. BRT prepares and files the requisite forms on behalf of its executive officers and Trustees.

     Based on a review of information supplied to us by our executive officers and trustees, we believe that all Section 16(a) filing requirements applicable to our executive officers and Trustees with respect to fiscal 2003 were met except for the following: two amended Form 4s were filed on behalf of Seth Kobay, Treasurer of BRT, on January 31, 2003, to correct information contained in Form 4s filed on January 10 and 13, 2003; a Form 5 was filed by David W. Kalish, a Senior Vice President of BRT on October 31, 2003 to correct a computational error which appeared in Form 4s filed June 16, 2003 and September 17, 2003.

                            STOCK PERFORMANCE GRAPH

     This graph compares the performance of shares of Beneficial Interest of BRT Realty Trust with the Standard & Poor's 500 Stock Index and a peer group index consisting of publicly traded mortgage REITs prepared by the National Association of Real Estate Investment Trusts. The graph assumes $100 invested on September 30, 1998 and assumes the reinvestment of dividends.

[STOCK PERFORMANCE GRAPH]

                                        Cumulative Total Return
                       ---------------------------------------------------------
                        9/98      9/99      9/00      9/01      9/02      9/03
BRT REALTY TRUST....   100.00    150.53    142.11    177.26    243.77    394.73
S&P 500 INDEX.......   100.00    127.81    144.78    106.24     84.48    105.09
NAREIT MORTGAGE.....   100.00     63.35     60.02     98.96    133.87    195.76

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     The annual meeting of BRT for the year ending September 30, 2004 is scheduled to be held in March 2005. In order to have any proposal presented by a shareholder at the meeting included in the proxy statement and form of proxy relating to the meeting, the proposal must be received by BRT not later than September 24, 2004.

     For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead intended to be presented directly at the 2005 annual meeting, SEC rules permit BRT to exercise discretionary authority to the extent conferred by proxy if BRT:

     - receives notice of the proposal before December 13, 2004 and advises stockholders in the 2005 proxy statement of the nature of the proposal and how management intends to vote on such matter, or

     - does not receive notice of the proposal before December 13, 2004.

                                 OTHER MATTERS

     The Board does not know of any matter other than those stated in this Proxy Statement which are to be presented at the Annual Meeting. If any other matter should properly come before the meeting, the persons named in the proxy card will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

                                          By order of the Board of Trustees

                                          Simeon Brinberg, Secretary

Dated: January 28, 2004

                                   APPENDIX A

                                BRT REALTY TRUST
                    AUDIT COMMITTEE OF THE BOARD OF TRUSTEES

                                    CHARTER

I.  PURPOSE

     The Audit Committee (the "Committee) is a committee of the Board of Trustees (the "Board"). The primary function of the Committee is to represent and assist the Board with the oversight of: (i) the quality and integrity of the Trust's financial statements and internal controls, (ii) the Trust's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Trust's internal audit function and independent auditors. The Committee will fulfill its responsibilities by carrying out its activities and duties consistent with this Charter. The Committee shall be given full and direct access to the Trust's management, Trust's employees and independent auditors as necessary to carry out these responsibilities.

II. COMPOSITION

     The Audit Committee shall be comprised of three or more Trustees. The members of the Audit Committee shall be nominated by the Nominating and Corporate Governance Committee and elected by the Board at the annual organizational meeting to one-year terms or until their successors are elected and qualified. Each member shall satisfy the independence, experience and financial literacy requirements of The New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

     At least one member of the Audit Committee shall be a "financial expert" and have "accounting or related financial management expertise" as required by the Sarbanes-Oxley Act of 2002, The New York Stock Exchange listing standards and the rules and regulations of the Securities and Exchange Commission. The designation of one or more members as a "financial expert" shall not impose any duties, obligations or liabilities on such member greater than the regular duties, obligations and liabilities as a member of the Committee or the Board.

     If any Committee member simultaneously serves on the audit committee of other public companies, the Board must determine that such simultaneous service or services will not impair the ability of such member to effectively serve on the Trust's Audit Committee.

     Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

     No consulting, advisory or compensatory fees shall be paid by or for the Trust to any member of the Committee or to any entity with which he or she is affiliated, other than trustee and committee fees payable by the Trust in the regular course. Board and committee fees may be payable in cash, shares, options and/or in kind. Committee members may receive additional compensation from the Trust for their service on the Committee.

III. MEETINGS.

     The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The timing of the meetings shall be determined by the Committee. However, the Committee will meet at any time that the independent auditors believe communication with the Committee is required. As part of its job to foster open communication, the Committee shall meet periodically with management, the trustees and the independent auditors in separate executive sessions to discuss any matter which the Committee or each of these groups believes should be discussed privately. Minutes shall be kept of each meeting of the Committee.

IV. RESPONSIBILITIES AND DUTIES

     The Committee shall have the following duties and responsibilities:

GENERAL RESPONSIBILITIES:

     - To report Committee actions to the full Board and make appropriate recommendations.

     - To inquire as to the independence of the independent auditors. As part of this responsibility, the Committee will ensure that the independent auditors submit on a periodic basis to the Committee a formal written statement delineating all relationships between such auditors and the Trust. The Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     - To conduct or authorize investigations into matters within the Committee's scope of responsibility. The Committee is authorized to the extent it deems necessary or appropriate, at the Trust's expense and without Board approval, to retain independent counsel, accountants or other advisors to assist the Committee in fulfilling its duties. The Committee may request any officer, trustee or employee of the Trust or the Trust's outside counsel or independent auditors to attend any meeting of the Committee or to meet with any members of or consultants to the Committee.

     - To review and approve, specifically and in advance, any permitted non-audit services proposed to be provided to the Trust by its independent auditors, and ensure that such services do not interfere with the independence of such auditors, and do not give rise to an appearance of impropriety. Pre-approval of permitted non-audit services may be delegated to the Chairman or another member of the Committee.

     - To consider policies and procedures for audit partner rotation on a five-year cycle.

     - To establish procedures for the receipt, retention and treatment of complaints received by the Trust regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting, auditing or internal control issues.

     - To meet separately and periodically, with management and with independent auditors.

     - To review and establish hiring policies regulating the hiring by the Trust of employees or former employees of the Trust's independent auditors.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT AUDITORS AND REVIEWING INTERNAL AUDIT
FUNCTION:

     - To be directly and solely responsible for the appointment, retention and evaluation of the independent auditors and to directly and be solely responsible for the approval of any replacement of the independent auditors. The Committee also will review and approve fees paid to the independent auditors, including audit and non-audit fees.

     - To confirm and assure the objectivity of the internal audit function and the independence of independent auditors, including a review of management consulting services provided by the independent auditors.

RESPONSIBILITIES REGARDING THE ANNUAL AUDIT, INTERNAL AUDITS AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:

     - At least annually, the Committee will obtain and review a report by the independent auditors describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditors and the Trust.

     - The Committee will strive to insure that the independent auditors provide the Committee with a timely notification and analysis of significant financial reporting issues.

     - The Committee will have discussions with management and the independent auditors regarding the annual report filed with the Securities and Exchange Commission (Form 10-K) and other published documents containing the Trust's financial statements. Each Form 10-K must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

     - The Committee will have discussions with management and the independent auditors regarding each quarterly report filed with the Securities and Exchange Commission (Form 10-Q). Each Form 10-Q must be approved by the Committee prior to filing, either at a meeting, or by a telephone conference call in which management and the independent auditors participate.

THE COMMITTEE WILL DISCUSS THE FOLLOWING WITH THE INDEPENDENT AUDITORS:

     - The planned arrangements and scope of the annual audit.

     - The adequacy of the Trust's internal controls, including computerized information systems controls and security.

     - Any significant findings and recommendations made by the independent auditors together with management's response.

     - The need for the independent auditors to assess their responsibility for detecting accounting and financial reporting errors, fraud, and defalcations, illegal acts and noncompliance with the Trust's Code of Business Conduct and Ethics and regulating requirements.

     - The need for changes or improvements, including improvements in efficiency, in financial or accounting practices or controls.

THE COMMITTEE WILL DISCUSS WITH MANAGEMENT AND THE INDEPENDENT AUDITORS:

     - The Trust's annual financial statements and related notes and quarterly financial statements, including all of the Trust's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     - The independent auditor's audit of and report on the financial statements.

     - The independent auditor's qualitative judgment about the quality, not just the acceptability, of the accounting principles and financial disclosures.

     - The matters required to be discussed by Statement on Auditing Standards No. 61, as it may be amended, including but not limited to:

      - Methods used to account for significant unusual transactions.

      - Effect of significant accounting policies in controversial or emerging areas.

      - Process and basis for sensitive accounting estimates.

      - Disagreements between independent auditors and management over accounting or disclosure matters.

     - Any serious difficulties or disputes with management encountered during the course of the audit. The Committee is directly responsible for the resolution of disagreements between management and the Trust's independent auditors regarding financial reporting.

     - The Trust's significant risks and exposures and the steps management has taken to monitor and control such exposures, including the Trust's risk assessment and risk management policies or guidelines, if any.

PERIODIC RESPONSIBILITIES:

     - Review annually the Committee's charter for adequacy and recommend any changes to the Board.

     - Meet with the independent auditors and management in separate executive sessions to discuss matters that should be discussed privately with the Committee.

     - Review the Committee's methodology and functions at least annually; evaluate its performance and institute appropriate changes to improve performance or reflect changes in the business environment.

     - Prepare an annual Committee report or other proxy statement disclosure about the Committee in accordance with rules and regulations of the Securities and Exchange Commission and other applicable law.

     - Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.

     - Review and update periodically the Trust's policies and procedures that pertain to the Trust's financial reporting process, system of internal controls, and compliance and ensure that management has established a system to enforce these policies.

     - Discuss with management the Trust's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

     - Perform an annual self-evaluation of its performance and compliance with the Charter.

     The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Trust's financial statements. Members of the Committee rely without independent verification on the information provided to them and the representations made to them by management and the independent auditors, and look to management to provide full and timely disclosure of all material facts affecting the Trust. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting policies, appropriate internal controls and procedures or appropriate disclosure controls and procedures, or that the Trust's reports and information provided under the Securities Exchange Act of 1934 are accurate and complete. Furthermore, the Committee's consideration and discussions referred to in this Charter do not assure that the audit of the Trust's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, that the Trust's auditors are in fact "independent", or that the matters required to be certified by the Trust's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") or other officers of the Trust under the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Securities and Exchange Commission have been properly and accurately certified.

                       ANNUAL MEETING OF SHAREHOLDERS OF
                                BRT REALTY TRUST

                                 March 15, 2004

TO VOTE BY MAIL
Date, sign and mail your proxy card in the envelope provided as soon as possible; or

TELEPHONE
Call toll-free 1-800-PROXIES from any touch tone telephone and follow the instructions. Have your control number and the proxy card available when you call; or

INTERNET
Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page.


     Please sign, date and return promptly in the enclosed envelope. Please mark your vote in BLUE or BLACK Ink as shown here [X]

                                      WITHHOLD
                                     AUTHORITY
                       FOR THE        FOR THE
                       NOMINEE        NOMINEE
1.  Election of         / /            / /           Nominee: Louis C. Grassi
Class II
Trustee
                                        FOR   AGAINST  ABSTAIN
2.  Appointment of Ernst & Young        / /     / /      / /
    LLP as independent auditors
    for the fiscal year ending
    September 30, 2004.

3. In their discretion,the proxies are authorized to vote upon such other business as may properly come before the meeting.

    This Proxy when properly executed will be voted in the manner directed hereby by the undersigned shareholder.

                      PLEASE RETURN USING ENCLOSED ENVELOPE

               Date       , 2004                                Date      , 2004
--------------      -----        ------------------------------      ----
 SIGNATURE                         SIGNATURE IF HELD JOINTLY

Please sign exactly as name appears on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign full corporation name by duly authorized officer. If a partnership, please sign in partnership name by authorized person(s).

                                BRT REALTY TRUST
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 March 15, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

         The undersigned hereby appoints Simeon Brinberg and David W. Kalish as Proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Beneficial Interest, $3.00 par value of BRT Realty Trust held of record by the undersigned on January 20, 2004 at the Annual Meeting of Shareholders to be held on March 15, 2004 or any adjournments thereof.

                         (To Be Signed on Reverse Side.)